FingerMotion Provides Supplemental Quarterly Guidance

CEO details revenue mix, recognition of revenue, and the transition to increasing gross margins

SINGAPORE / ACCESSWIRE / January 22, 2024 / FingerMotion, Inc. (NASDAQ:FNGR) (the “Company” or “FingerMotion”), a mobile services and data company, is pleased to provide a supplemental corporate update in a letter from our CEO, Martin Shen, to our shareholders.

To Our Shareholders,

Overview

In our continuing efforts to provide transparency regarding our financial status, I am providing more clarity as to the results of our most recent quarterly results.

As most of you know, the majority of our revenue is currently derived from our Telecommunication Products and Services division. This consists primarily of our Top-Up and Recharge services, however, over the past year we have evolved this category to include more profitable endeavors. Thus, we want to outline the three other service offerings within this category besides Top Up as we seek to increase this division’s gross margins:

•	Top Up and Recharge - Top Up and Recharge services offered to consumers nationwide;

•	Subscription Plans - New customer acquisition by offering packaged telecommunication subscription plans;

•	Mobile Phone - Portal sales of mobile phones to online consumers. This business can be sporadic, as sales are driven by market demand, new model releases, and promotional activities; and

•	Cloud Services – This is a new endeavour for us, providing data storage, processing servers and databases over the internet (“the cloud”) to offer more efficient access and greater flexibility to our corporate customers while also offering economies of scale. Essentially, companies pay only for the cloud services they use, helping lower operating costs, run infrastructure more efficiently, and scale as business needs change. Similar to Mobile Phone sales, this service is also sporadic and largely dependent on market opportunities and client requirements, which can vary greatly from month to month.

Each segment plays a crucial role in our diverse portfolio, addressing varied telecommunications needs.

Effect of Revenue Recognition

Given its sporadic nature, quarterly revenue recognition on a go-forward basis will be variable making it difficult to issue revenue and earnings guidance. Our Cloud Services, which represented 88% or $8.1 of the $9.2 million for Q2 of fiscal 2024, is recognized on a rolling 30 – 60 day cycle. In Q3 of fiscal 2024, nearly all of the $6.1 million in revenue was from Top Up and Recharge and very little was attributed to our Cloud services, despite our recurring marketing campaigns in this category; we look for the sales to be captured into Q4 of fiscal 2024 that did not make the cutoff for Q3 of fiscal 2024.

Our Top Up business was actually quite strong considering the $1.1 million baseline in Q2 of fiscal 2024. Revenue rose to $6.1 million in Q3 of fiscal 2024, which represents an increase of 455% quarter over quarter. Even with the challenges in our Top Up business in Q3 of fiscal 2024, we expect a return to sustainable growth in Q4 of fiscal 2024.

Profit Margins

In Q2 of fiscal 2024, gross profit margins were 19.8%, which was primarily attributed to the successful addition of Cloud Services. In Q3 of fiscal 2024, almost all revenue was attributed to Top Up with a lower gross margin of 10.4%. With an expected greater mix of Cloud Services to be recognized in Q4 of fiscal 2024, we believe the gross margins should bounce back when combined with the Top Up business. These revenue fluctuations are expected to continue so it is important for investors to look at the overall trend in revenues and gross margins which are generally on an upward trend.

Highlighting Yearly Revenue Growth & Profit

Thus, with quarterly revenue swings due to these revenue recognition rules, it is paramount to look at our long-term trends versus the short-term quarterly fluctuations, which do not necessarily show the strength of the underlying business. For the nine months ended November 30, 2023, revenue was $27.6 million which was an increase of 30% over the $21.2 million in the nine months ended November 30, 2022.

Gross profit for the nine months ended November 30, 2023 was $3.1 million versus $1.7 million in the nine months ended November 30, 2022, another strong marker of our growth. This represents an increase of $1.5 million or 90% due to our introduction of the new product mix within our Telecommunications Products & Services category.

Summary

In summary, while we faced certain challenges and fluctuations in Q3 of fiscal 2024, we believe our diverse portfolio and adaptive strategies position us well for future growth. We feel investors should focus on the long-term prospects of the Company, like our insurtech and big data initiatives, rather than a revenue recognition anomaly. There is likely to be a spill over effect with regards to revenue and gross margins positioning the Company for a record year. We remain committed to maximizing opportunities like the launch of our new lifestyle app across all segments and look forward to continuing our positive trajectory.

Sincerely,

Martin Shen
CEO, FingerMotion Inc.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com/

Company Contact:

FingerMotion, Inc.

For further information e-mail: info@fingermotion.com

Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835

Email: info@skylineccg.com

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States securities laws. These statements relate to the Company’s expectations for revenues and gross margins in Q4 of fiscal 2024, analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. We have based these forward-looking statements on our current expectations about future events or performance, including expected revenues. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements included in this release are made only as of the date hereof. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Report Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to our securities.